Statement re: Computation of Per Share Earnings


                                                                       Year Ended June 30,
                                                          ---------------------------------------------
                                                            1996              1995             1994
                                                          -----------       ----------      -----------
Average Shares Outstanding
   Net income                                                                                $2,269,257
   Average number of common shares
     outstanding                                                                              2,297,853
   Earnings per average shares
     outstanding                                                                             $     0.99
                                                                                             ==========

Primary
   Net income                                              $2,481,414       $2,429,948
   Average number of common shares
     outstanding                                            1,986,376        2,090,600
   Add incremental shares for stock options                    47,579           95,537
                                                            ---------        ---------
   Adjusted average shares                                  2,033,955        2,186,137

   Primary earnings per share                              $     1.22       $     1.11
                                                           ==========       ==========

Fully Diluted
   Net income                                              $2,481,414       $2,429,948
   Average number of common shares
     outstanding                                            1,986,376        2,090,600
   Add incremental shares for stock options                    49,624           97,129
                                                            ---------        ---------
   Adjusted average shares                                  2,036,000        2,187,729

   Fully diluted earnings per share                        $     1.22       $     1.11
                                                           ==========       ==========


For 1994, the computation of primary and fully diluted earnings per share reflected no dilution.